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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 18, 2008
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                                SPIRE CORPORATION
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               (Exact Name of Registrant as Specified in Charter)

        Massachusetts                 0-12742                 04-2457335
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(State or Other Jurisdiction        (Commission              (IRS Employer
      of Incorporation)             File Number)          Identification No.)

One Patriots Park, Bedford, Massachusetts                      01730-2396
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(Address of Principal Executive Offices)                       (Zip Code)

                                 (781) 275-6000
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              (Registrant's telephone number, including area code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.02  NON-RELIANCE ON PREVIOUSLY  ISSUED FINANCIAL  STATEMENTS OR A RELATED
AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On November 18, 2008, the Audit Committee of the Company's Board of Directors (the "Audit Committee") concluded, following a preliminary determination by the Company's management, that certain of the Company's previously issued financial statements must be restated because they contain errors under generally accepted accounting principles ("GAAP") in the United States relating to the recognition of revenue. The Company has determined that a single customer was provided a concession, which was previously undisclosed and undocumented, with respect to upgrade rights to a specific tool sold in conjunction with a module line delivered to this customer. As the fair value of the upgrade cannot yet be determined, the Company concluded that revenue for the entire contract should be deferred until the upgrade is provided to the customer. The Audit Committee reached its conclusion after discussions with management and the Company's independent registered public accounting firm, who agreed with the Audit Committee's conclusion.

An internal review of other solar equipment contracts was conducted to determine if other such concessions or side arrangements were timely conveyed, such that revenue was appropriately recognized. The review revealed that, except for the one contract in question, all customer concessions and modifications were conveyed on a timely basis and revenue was appropriately recorded in all other cases during the period under review. The Company has concluded that only this single contract, which generated revenue in the previously reported fourth quarter of 2007 and the first quarter of 2008, was affected. Revenues of approximately $1.36 million during the fourth quarter of 2007 and $380,000 during the first quarter of 2008 were previously recorded related to this contract. Gross margins on the contract were approximately $247,000 and $15,000 during the fourth quarter of 2007 and the first quarter of 2008.

The Audit Committee has discussed with the Company's independent registered public accounting firm the matters disclosed in this filing.

The previously issued audited financial statements of the Company for the fiscal year ending December 31, 2007 and the unaudited financial statements for the first and second quarters of 2008 should no longer be relied upon as a result of the errors stated above.

The Company will file an amended Annual Report on Form 10-K/A for the year ended December 31, 2007 and amended Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2008 and June 30, 2008 (including restated financial statements) with the Securities and Exchange Commission. The Company has concluded its review and will make no further adjustments to its prior financial statements regarding this matter.

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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SPIRE CORPORATION



Date: November 24, 2008                By: /s/ Christian Dufresne
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                                           Christian Dufresne
                                           Chief Financial Officer and Treasurer
















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